ARMOUR RESIDENTIAL REIT, INC.

Monthly Update	DECEMBER 2024

ARMOUR Residential REIT, Inc. (“ARMOUR”; NYSE: ARR) brings private capital into the mortgage markets to support home ownership for a broad and diverse spectrum of Americans. We seek to create shareholder value through thoughtful investment and risk management of a leveraged and diversified portfolio of mortgage-backed securities issued or guaranteed by U.S Government-sponsored entities. We rely on the decades of experience of our management team for (i) MBS securities portfolio analysis and selection, (ii) access to equity capital and repurchase financing on potentially attractive rates and terms, and (iii) hedging and liquidity strategies to moderate interest rate and MBS price risk. We prioritize maintaining common share dividends appropriate for the intermediate term rather than focusing on short-term market fluctuations.
ARMOUR is externally managed by ARMOUR Capital Management LP, who is also the majority owner of BUCKLER Securities LLC, a FINRA registered broker-dealer that is the largest provider of ARMOUR’s repurchase financing.

ARMOUR Key Data as of 11/30/2024
Common Stock Price	$18.92
Debt-Equity (1)	7.9
Implied Leverage (2)	7.7
Total Liquidity (3) (in millions)	$654.2

Dividend Information
December 2024 Common Dividend	$0.24
Common Ex-Dividend Date/Record Date	12/16/2024
Pay Date	12/30/2024

ARMOUR Portfolio	% of Portfolio	Current Value (millions)	Effective Duration Using Current Values
Agency CMBS	4.2%	$514	3.99
30 Year Fixed Rate Pools	95.8%	$11,798	4.22
Conventionals	89.8%	$11,058	4.35
30y 2.5s	2.0%	$251	7.91
30y 3.0s	5.3%	$650	7.42
30y 3.5s	9.8%	$1,205	6.16
30y 4.0s	8.0%	$982	5.61
30y 4.5s	7.7%	$944	4.97
30y 5.0s	17.7%	$2,176	4.41
30y 5.5s	18.7%	$2,298	3.43
30y 6.0s	16.2%	$2,000	2.63
30y 6.5s	4.5%	$553	1.78
Ginnie Mae	6.0%	$740	2.16
30y 5.5s	3.6%	$439	2.58
30y 6.0s	2.4%	$301	1.54
Agency Portfolio	100.0%	$12,313

Total Portfolio	100.0%	$12,313

Portfolio Data as of 11/30/24, except CPR which is as of 12/5/2024.

ARMOUR Repo	Principal Borrowed (millions)	% of Repo Positions with ARMOUR	Weighted Average Original Term (days)	Weighted Average Remaining Term (days)	Longest Maturity (days)
BUCKLER Securities LLC (4)	$5,141	45.3%	35	18	47
All Other Counterparties	$6,210	54.7%	41	23	53
Total (5)	$11,351	100.0%	39	21

ARMOUR Interest Rate Swaps Maturity (months)	Notional Amount (millions)	Weighted Average Remaining Term (months)	Weighted Average Rate
0-12	$73	5	0.06
13-24	$53	16	0.22
25-36	$1,129	27	0.65
37-48	$0	—	—
49-60	$525	59	0.51
61-72	$1,077	67	0.51
73-84	$1,650	75	1.05
85-96	$700	90	1.39
97-108	$325	104	3.64
109-120	$1,400	117	3.85
Total	$6,932	75	1.56
Certain statements made in this presentation regarding ARMOUR Residential REIT, Inc. (“ARMOUR” or the “Company”), and any other statements regarding ARMOUR’s future expectations, beliefs, goals or prospects constitute “forward-looking statements” made within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions) should also be considered forward-looking statements. Forward-looking statements include but are not limited to statements regarding the projections and future plans for ARMOUR’s business, growth and operational improvements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of ARMOUR’s control. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements. Additional information concerning these factors and risks are contained in the Company’s most recent annual and quarterly reports and other reports filed with the Securities and Exchange Commission. ARMOUR assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.
This material is for information purposes only and does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation for any securities or financial instruments. The statements, information and estimates contained herein are based on information that the Company believes to be reliable as of today's date unless otherwise indicated. ARMOUR cannot guarantee future results, levels of activity, performance or achievements.
Pricing and duration information are estimates provided by independent third-party providers based on models that require inputs and assumptions. Actual realized prices and durations will depend on a number of factors that cannot be predicted with certainty and may be materially different from estimates.
Estimates do not reflect any costs of operation of ARMOUR.
THE INFORMATION PRESENTED HEREIN IS UNAUDITED AND NOT REVIEWED BY OUR INDEPENDENT PUBLIC ACCOUNTANTS.
Footnotes
1.Total Repo divided by Shareholder’s Equity.
2.Total Repo plus TBA market value minus forward settling net sales and purchases divided by Shareholder’s Equity.
3.Total Liquidity is cash plus unencumbered Agency and US Government securities. Excludes any forward settling sales.
4.BUCKLER Securities LLC is a FINRA registered broker-dealer affiliated with ARMOUR REIT.
5.ARMOUR Repo breakdown does not include reverse repo for Treasury Short positions.
6.ARMOUR’s Treasury Shorts and Treasury Futures have a weighted average duration of 7.3 years and 5.4 years, respectively.
Portfolio Data as of 11/30/24, except CPR which is as of 12/5/2024.